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                                                                   EXHIBIT 10.2

                     AMENDED AND RESTATED LICENSE AGREEMENT

                                     BETWEEN

                    RHONE-POULENC RORER PHARMACEUTICALS INC.

                                       AND

                           NOVEN PHARMACEUTICALS, INC.

                               SEPTEMBER 30, 1999

                 (Estrogen, Progestin and Combination Products)


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        Securities and Exchange Commission. Asterisks denote omissions.


                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
RECITALS..........................................................................................1

ARTICLE I - DEFINITIONS...........................................................................2
         1.1      Affiliates......................................................................2
         1.2      ***.............................................................................2
         1.3      Combination Estrogen/Progestin Transdermal Drug Delivery System.................2
         1.4      Control.........................................................................2
         1.5      Cost(s).........................................................................2
         1.6      Cost(s) of Investment...........................................................2
         1.7      Development Plan................................................................2
         1.8      European Economic Area..........................................................3
         1.9      Estrogen Transdermal Drug Delivery System.......................................3
         1.10     Facility........................................................................3
         1.11     IMS Data........................................................................3
         1.12     IND.............................................................................3
         1.13     Licensed Product(s).............................................................3
         1.14     NDA.............................................................................3
         1.15     Net Revenues....................................................................3
         1.16     Noven's Patent Rights...........................................................4
         1.17     Noven's Technology..............................................................4
         1.18     Packaging Materials.............................................................4
         1.19     Packaging Material Costs........................................................4
         1.20     Pharmaceutical Development Report...............................................4
         1.21     Progestin Transdermal Drug Delivery System......................................4
         1.22     Rorer Group Agreement...........................................................4
         1.23     Standard Specification(s).......................................................5
         1.24     Sublicensee.....................................................................5
         1.25     Territory.......................................................................5

ARTICLE II - DEVELOPMENT OBLIGATIONS..............................................................5
         2.1      Completion of Development Plan..................................................5
         2.2      Continuing Development Plan and Licensed Products Obligations...................5

ARTICLE III - GRANT...............................................................................7
         3.1      License.........................................................................7

ARTICLE IV - PAYMENTS.............................................................................8
         4.1      Payments for Estrogen Product...................................................8
         4.2      Payments for Progestin Product and Combination Product..........................8
         4.3      Minimum and Maximum Fee.........................................................8
         4.4      Payments........................................................................9



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

         4.5      Samples and Placebos...........................................................10
         4.6      Minimum Sales..................................................................10
         4.7      Currency.......................................................................10
         4.8      Records........................................................................10
         4.9      One Royalty....................................................................11
         4.10     Compulsory License.............................................................11
         4.11     Pass-through Compensation......................................................11

ARTICLE V - SUPPLY...............................................................................11
         5.1      Agreement to Supply............................................................11
         5.1A     Packaging......................................................................11
         5.2      The Facility...................................................................12
         5.3      Lease Agreement Terms..........................................................12
         5.4      Priority.......................................................................12
         5.5      Additional Documents...........................................................12

ARTICLE VI - PATENTS.............................................................................13
         6.1      Noven Inventions...............................................................13
         6.2      Joint Inventions...............................................................13
         6.3      RPR Inventions.................................................................13
         6.4      Notice of Possible Infringement or Unauthorized Use............................13
         6.5      Notice of Possible Third Party Infringement....................................14

ARTICLE VII - CONFIDENTIALITY OBLIGATIONS........................................................14
         7.1      Confidentiality................................................................14

ARTICLE VIII - TERM AND TERMINATION..............................................................15
         8.1      Term...........................................................................15
         8.2      Termination....................................................................15
         8.3      Rights Upon Termination........................................................16

ARTICLE IX - NOVEN WARRANTIES....................................................................17
         9.1      Ownership......................................................................17
         9.2      Right to Enter Agreement.......................................................17
         9.3      Product Warranty...............................................................17
         9.4      Foreign Product Warranty.......................................................18
         9.5      Patent Infringement Warranty...................................................18
         9.6      Product Warranty...............................................................18

ARTICLE X - INDEMNIFICATION......................................................................18
         10.1     Indemnity......................................................................18
         10.2     Indemnity Procedure............................................................18
         10.3     Insurance......................................................................19


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

ARTICLE XI - ARBITRATION.........................................................................19
         11.1     Arbitration....................................................................19
         11.2     Notification of Breach.........................................................19

ARTICLE XII - MISCELLANEOUS......................................................................19
         12.1     Relationship of Parties........................................................19
         12.2     Inspection of Facilities.......................................................19
         12.3     Entire Agreement...............................................................19
         12.4     Force Majeure..................................................................19
         12.5     Severability...................................................................20
         12.6     Assignment.....................................................................20
         12.7     Governing Law..................................................................20
         12.8     Notices........................................................................20
         12.9     Counterparts...................................................................21
         12.10    Publicity......................................................................21

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EXHIBIT A -  U.S. AND FOREIGN PATENTS AND PATENT APPLICATIONS

EXHIBIT B -  STANDARD SPECIFICATIONS

EXHIBIT C -  SUPPLY AGREEMENT





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                     AMENDED AND RESTATED LICENSE AGREEMENT

         This AMENDED AND RESTATED LICENSE AGREEMENT (the "License Agreement") originally made as of the 26th day of June, 1992 (the "Original Execution Date") is amended and restated as of September 30, 1999 (the "Restatement Date") and is by and between RHONE-POULENC RORER PHARMACEUTICALS INC., a Delaware corporation having its principal place of business at 500 Arcola Road, Collegeville, Pennsylvania 19426 (hereinafter "RPR"), and NOVEN PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 11960 Southwest 144th Street, Miami, Florida 33186 (hereinafter "Noven").

                                   WITNESSETH:

         WHEREAS, as of the Original Execution Date, the parties entered into this License Agreement and a related supply agreement, pursuant to which they agreed to collaborate on the development and marketing of (1) an Estrogen Transdermal Drug Delivery System, as hereinafter defined; (2) a Progestin Transdermal Drug Delivery System, as hereinafter defined; and (3) a Combination Estrogen/Progestin Transdermal Drug Delivery System, as hereinafter defined (hereinafter defined collectively as "Licensed Products" and each individually as a "Licensed Product");

         WHEREAS, Noven has developed certain information relating to and is the owner of record or under an unrecorded assignment of certain patents and patent applications having claims covering the Licensed Products;

         WHEREAS, Noven wishes to provide for the development and regulatory approval of the Licensed Products and for their marketing;

         WHEREAS, RPR is willing and able to pursue regulatory approval for and to market the Licensed Products, in accordance with the terms of this License Agreement;

         WHEREAS, Noven has previously licensed to Rorer Group Inc., a Pennsylvania corporation having since changed its name to Rhone-Poulenc Rorer Inc., of which RPR is a wholly-owned subsidiary, and maintaining a place of business at 500 Arcola Road, Collegeville, Pennsylvania 19426, an Estrogen Transdermal Drug Delivery System for sale outside the United States, Canada and Japan; and

         WHEREAS, the parties desire to amend and restate the License Agreement to reflect the current status of the relationship between the parties.

         NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

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                             ARTICLE I - DEFINITIONS

         1.1 AFFILIATES. The term "Affiliate" or "Affiliates" shall mean any entity that is Controlled, as hereinafter defined, directly or indirectly by the party referred to, or any entity that directly or indirectly Controls, as hereinafter defined, the party referred to, or any entity that is directly or indirectly Controlled, as hereinafter defined, by an entity which also directly or indirectly Controls, as hereinafter defined, the party referred to, so that the term shall include any parent of the entity referred to or a directly or indirectly held subsidiary of the parent or of the entity referred to, and entities in common control with the entity referred to.

         1.2 ***.

         1.3 COMBINATION ESTROGEN/PROGESTIN TRANSDERMAL DRUG DELIVERY SYSTEM. The term "Combination Estrogen/Progestin Transdermal Drug Delivery System" shall mean a combination estrogen/progestin in a polymer adapted for transdermal delivery by application to the epidermis.

         1.4 CONTROL. The term "Control," "Controls" or "Controlled" shall mean the ownership, directly or indirectly, of fifty percent (50%) or more of the voting rights attached to issued and outstanding voting shares or such lesser percentage as represents the maximum percentage of voting rights allowed to be owned by a foreign-controlled corporation in a particular jurisdiction.

         1.5 COST(S). The term "Costs" and "Cost" shall mean Noven's fully allocated cost of manufacturing the Licensed Product, including the direct cost of any raw materials and Packaging Materials (other than any provided by RPR) utilized in manufacturing such Licensed Product, the direct labor utilized in manufacturing such Licensed Product plus an appropriate share of all factory overhead, both fixed and variable, allocated to the Licensed Product in accordance with generally accepted accounting principles and the normal accounting practices for all other products manufactured in the applicable facility.

         1.6 COST(S) OF INVESTMENT. The term "Costs of Investment" and "Cost of Investment" shall mean (1) RPR's fully allocated cost of obtaining IND and NDA approvals (or equivalent regulatory approvals in foreign countries), including the direct cost of raw materials and labor utilized plus an appropriate allocable share of all research overhead, both fixed and variable, but not including any general or administrative overhead, in accordance with generally accepted accounting principles and the normal accounting practices for all other services provided for in the applicable facility, plus (2) payments made to Noven under the provisions of Articles 4.2(a) and 4.2(b) of this License Agreement prior to the Restatement Date and under Article 1 of the Warrant Agreement between RPR and Noven dated as of the Original Execution Date, less
***.

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         1.7 DEVELOPMENT PLAN. The term "Development Plan" shall mean a plan previously prepared by the parties and performed under this License Agreement.

         1.8 EUROPEAN ECONOMIC AREA. The term "European Economic Area" shall mean the European Union and Iceland, Liechtenstein and Norway.

         1.9 ESTROGEN TRANSDERMAL DRUG DELIVERY SYSTEM. The term "Estrogen Transdermal Drug Delivery System" shall mean an estrogen in a polymer adapted for transdermal delivery by application to the epidermis.

         1.10 FACILITY. The term "Facility" shall mean a facility for the manufacture of Licensed Products as described in Article V and designed to enable Noven to manufacture the Licensed Products pursuant to this License Agreement and the attached Supply Agreement.

         1.11 IMS DATA. The term "IMS Data" shall mean the audit conducted by IMS International, Inc. or its Affiliates of retail sales in the Territory, of the products indicated or, if such audit is not available, an audit of such sales data conducted by a market share research company internationally known in the pharmaceutical industry and mutually agreed upon by Noven and RPR.

         1.12 IND. The term "IND" shall mean an Investigational New Drug Application as defined in the Federal Food Drug and Cosmetic Act of the United States of America and applicable regulations promulgated thereunder, as amended from time to time.

         1.13 LICENSED PRODUCT(S). The term "Licensed Product" or "Licensed Products" shall mean individually and collectively any Estrogen Transdermal Drug Delivery System, any Progestin Transdermal Drug Delivery System or any Combination Estrogen/Progestin Transdermal Drug Delivery System. A Licensed Product relating to the Estrogen Transdermal Drug Delivery System shall be referred to as an "Estrogen Product", a Licensed Product relating to the Progestin Transdermal Drug Delivery System shall be referred to as a "Progestin Product" and a Licensed Product relating to the Combination Estrogen/Progestin Transdermal Drug Delivery System shall be referred to as a "Combination Product."

         1.14 NDA. The term "NDA" shall mean a New Drug Application as defined in the Federal Food Drug and Cosmetic Act of the United States of America and applicable regulations promulgated thereunder, as amended from time to time.

         1.15 NET REVENUES. The term "Net Revenues" shall mean the gross amount invoiced by RPR, its Affiliates and Sublicensees on all sales of any Licensed Product, (but not including sales between or among RPR, its Affiliates and Sublicensees) in all countries of the Territory applicable with respect to such Licensed Product under this License Agreement, less (a) discounts actually allowed, (b) credits actually allowed for claims, allowances, retroactive price reductions or returned goods, (c) prepaid freight, and (d) sales taxes, value added taxes, duties and other governmental charges or rebates (including but not limited to Medicaid rebates) actually paid in connection with the sale, to the extent not reimbursed (but excluding what is commonly known as income taxes).

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        Securities and Exchange Commission. Asterisks denote omissions.

         1.16 NOVEN'S PATENT RIGHTS. The term "Noven's Patent Rights" shall mean any and all patents, including but not limited to reissues, extensions and patents of addition, and patent applications, continuations, divisionals and continuations-in-part that are owned or controlled by Noven and the claims of which cover the Licensed Products. Patents on and applications claiming inventions conceived after December 31, 1998 shall be included only to the extent that such inventions are made by either party during work on Licensed Products and performed under this License Agreement. Noven's Patent Rights include, without limitation, the United States patents and patent applications listed in Exhibit A attached hereto and all corresponding foreign patents and patent applications.

         1.17 NOVEN'S TECHNOLOGY. The term "Noven's Technology" shall mean any and all data, information, technology, know-how, processes, techniques, methods, skills, proprietary information, trade secrets, developments, discoveries, and inventions, owned or controlled by Noven or its Affiliates and specifically related to one or more of its Estrogen Transdermal Drug Delivery System, Progestin Transdermal Drug Delivery System and Combination Estrogen/Progestin Transdermal Drug Delivery System, now existing or developed in the future. Noven's Technology related to the Estrogen Transdermal Drug Delivery System shall be referred to as "Noven's Estrogen Technology," Noven's Technology related to the Progestin Transdermal Drug Delivery System shall be referred to as "Noven's Progestin Technology" and Noven's Technology related to the Combination Estrogen/Progestin Transdermal Drug Delivery shall be referred to as "Noven's Combination Technology". Notwithstanding the foregoing, Noven's Technology shall not include information related to the manufacture of Licensed Products and specifications and procedures related thereto, except to the extent required for obtaining health or governmental registration or both of Licensed Products and except to the extent of any license to manufacture granted to RPR under this License Agreement.

         1.18 PACKAGING MATERIALS. The term "Packaging Materials" shall mean the cartons, labels, package inserts and patient package inserts that are used to package the Licensed Products. The term does not include the pouches.

         1.19 PACKAGING MATERIAL COSTS. The term "Packaging Material Costs" shall mean ***.

         1.20 PHARMACEUTICAL DEVELOPMENT REPORT. The term Pharmaceutical Development Report shall mean a report prepared as provided for in Article 2.2(b)(i).

         1.21 PROGESTIN TRANSDERMAL DRUG DELIVERY SYSTEM. The term "Progestin Transdermal Drug Delivery System" shall mean a progestin in a polymer adapted for transdermal delivery by application to the epidermis.

         1.22 RORER GROUP AGREEMENT. The term "Rorer Group Agreement" shall mean the Agreement between Rorer Group, Inc. and Noven Pharmaceuticals, Inc. dated as of April 27, 1989, as amended and relating to the Estrogen Product.

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         1.23 STANDARD SPECIFICATION(S). The term "Standard Specifications" and
"Standard Specification" shall mean any Licensed Product meeting the specifications set forth in Exhibit B, which Exhibit B is attached hereto and incorporated herein by reference, packaged in individual pouches in individual folding cartons consisting of a mutually agreed to number of pouch units per carton and in a mutually agreed to number of folding cartons per shipping container, and containing as to Licensed Product for use in the United States alone any labels and labeling required therefor by the United States Food and Drug Administration. Said Licensed Product shall be produced at a mutually agreed to facility operated by Noven, the grade and quality of the Licensed Product, its labels, labeling and Packaging Materials being as specified in the approved NDA or IND.

         1.24 SUBLICENSEE. The term "Sublicensee" and "Sublicensees" shall mean any entity to whom RPR shall grant any right or license to use Noven's Technology or Noven's Patent Rights or to make, use or sell any Licensed Product under all or any part of Noven's Technology and Noven's Patent Rights.

         1.25 TERRITORY. The term "Territory" shall mean all the countries and territories worldwide as to the Progestin Product and the Combination Product; and shall mean Japan as to the Estrogen Product.

                      ARTICLE II - DEVELOPMENT OBLIGATIONS

         2.1 COMPLETION OF DEVELOPMENT PLAN. The parties agree that as of the Restatement Date each party has fully performed all its obligations and paid for and/or reimbursed the other party with respect to the Development Plan previously set forth in or provided for pursuant to this License Agreement, except for those obligations set forth in Article 2.2 hereof. The parties further agree that except as expressly and specifically set forth herein, the provisions contained in this License Agreement prior to the Restatement Date governed and shall continue to govern any activities, obligations and/or disputes related to the Development Plan, the development and approval of Licensed Product thereunder and all intellectual property accruing therefrom. In addition, if the parties elect to work together with respect to improvements to and/or the development of any second generation Licensed Products, they shall negotiate in good faith an amendment to this License Agreement to set forth the terms of such development effort.

         2.2 CONTINUING DEVELOPMENT PLAN AND LICENSED PRODUCTS OBLIGATIONS.

                  (a) ASSIGNMENT OF INVENTION RIGHTS. It is understood and agreed that: (i) all employees and, to the extent reasonably practicable, agents and consultants of Noven employed in or for the work to be performed pursuant to this License Agreement shall execute written agreements acceptable to both parties requiring assignment to Noven of all developments, discoveries, improvements or inventions relating to any Licensed Product made by such employees, agents or consultants under and during the course of such work; and
(ii) all employees and, to the extent practicable, agents and consultants of RPR employed in or for the work to be performed pursuant to this License Agreement

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shall execute written agreements acceptable to both parties requiring assignment to RPR of all developments, discoveries, improvements or inventions relating to any Licensed Product made by such employees, agents or consultants under and during the course of such work.

                  (b) NOVEN'S OBLIGATIONS. Noven will continue to pursue the following development work in accordance with the Development Plan:

                           (i) With respect to each Licensed Product, Noven will prepare a Pharmaceutical Development Report that is sufficient to enable RPR to file an NDA or the equivalent regulatory approval application for each such Licensed Product in those countries in the Territory agreed to by the parties including, but not necessarily limited to, the United States, Canada, Japan, Germany, France, United Kingdom, Italy, and Spain. In addition, Noven will supplement and update each such Pharmaceutical Development Report as it becomes necessary or appropriate in light of regulatory review to achieve marketing approval for each such Licensed Product in the applicable countries. Each Pharmaceutical Development Report shall: (A) be prepared in accordance with all applicable regulatory requirements; and
         (B) contain all information necessary to conform to applicable Committee for Proprietary Medicinal Products (CPMP) guidelines.

                           (ii) Noven shall promptly and on a continuing basis provide to RPR, for RPR's and its Affiliates use in the Territory and solely in connection with Licensed Product, all Noven's Technology and Noven's Patent Rights provided that no license is granted hereunder (A) outside the Territory, (B) for any use other than with Licensed Product, or (C) for any uses of the Estrogen Product in the United States, its territories and possessions and Canada. In countries where RPR requires manufacturing information to obtain a product license, Noven shall supply the necessary information solely for use in obtaining such license and subject to the confidentiality obligations of Article VII.

                  (c) RPR'S OBLIGATIONS. With respect to the Estrogen Product, whether it be the currently existing formulation or a new formulation that the parties agree on for the Japan market, RPR will conduct all supplemental toxicology, stability (other than that which Noven was required to do under the Development Plan) and clinical work necessary to support the filing of a regulatory marketing approval application in Japan and any additional supplemental toxicology, stability (other than that which Noven was required to do under the Development Plan) and clinical work necessary in light of regulatory review to achieve marketing approval in Japan. For purposes of this subparagraph, "supplemental" work shall mean all work that Noven has not already completed itself, or that Noven is not otherwise obligated to complete under the Rorer Group Agreement.

                  (d) GOVERNMENTAL APPROVALS. RPR shall file in its own name applications with the appropriate government agencies for approval of the Progestin Product and the Combination Product in each country in the Territory specified in the Development Plan and in Japan for the Estrogen Product. The

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timing of said filings shall be in accordance with the Development Plan. RPR shall have full and complete ownership of all such applications and of all governmental approvals relating to the Licensed Products. Noven shall have a right of reference to the same, under and in accordance with the terms of this License Agreement, and shall retain ownership of the underlying data contained therein. RPR shall file and use diligent effort to obtain approval from appropriate governmental agencies for the sale of Licensed Products, and to sell Licensed Products, consistent with those efforts used for RPR's own ethical pharmaceutical products with similar market potential.

                  (e) SUPPLY OF INFORMATION. RPR shall promptly and on a continuing basis provide Noven, for use under the terms of this License Agreement throughout the world by Noven and its Affiliates with all information regarding RPR's technology relating to Licensed Products, on a royalty-free basis during the term of this License Agreement.

                  (f) ADVERSE REACTIONS. Each party shall, as promptly as possible, provide to the other any information that a responsible officer of such party becomes aware of relating to any adverse reaction occasioned during research on or use of any Licensed Product.

                               ARTICLE III - GRANT

         3.1 LICENSE.

                  (a) Noven hereby grants to RPR an exclusive right and license in the Territory, under Noven's Patent Rights and Noven's Technology, to use, sell or otherwise dispose of Licensed Products.

                  (b) No right or license to make, use or sell under Noven's Technology or Noven's Patent Rights is granted herein except as provided herein and with reference to the Licensed Products. Notwithstanding the foregoing, no right of RPR, its Affiliates or Sublicensees to manufacture Licensed Products is granted except to the extent specifically hereinafter provided.

                  (c) The term "exclusive" as used in this Article means that the rights conferred on RPR are to the exclusion of all other persons and entities, including but not limited to Noven, and that Noven shall not voluntarily grant any rights in the Territory to any third party to use, sell or otherwise dispose of Licensed Products and that, with respect to any involuntary grant, RPR shall have the rights set forth in Article 4.10 hereof.




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                  (d) As part of the rights granted in this Article 3.1, RPR shall have the right to grant sublicenses to Sublicensees, only with the prior written approval of Noven, which approval shall not be unreasonably withheld; provided, however, that such written approval by Noven shall not be required for sublicenses to RPR Affiliates. Any such Sublicensee shall agree in writing to assume the duties of RPR hereunder with respect to the country and Licensed Product involved, provided, however, that no such sublicense shall release RPR from any liability for performance under this License Agreement, except as set forth in the sublicense agreement. Noven shall have no duty to approve any such sublicense until it receives a copy of the proposed sublicense agreement, from which RPR shall have the right to delete the financial terms.

                              ARTICLE IV - PAYMENTS

         4.1 PAYMENTS FOR ESTROGEN PRODUCT. RPR shall pay to Noven, subject to the provisions set forth in Article 4.3 hereof, a fee equal to *** of RPR's and its Affiliates' and Sublicensees' Net Revenues from sales of the Estrogen Product in Japan. This fee shall include compensation for the rights licensed to RPR hereunder and compensation for supplying Estrogen Product meeting Standard Specifications (such Estrogen Product to be supplied in pouched packages), but shall not include Noven's Packaging Material Costs, which shall be paid by RPR in accordance with Articles 4.3 and 4.4 hereof. Such fee shall be calculated by:
***.

         4.2 PAYMENTS FOR PROGESTIN PRODUCT AND COMBINATION PRODUCT. (a) With respect to the Progestin Product and the Combination Product, RPR shall pay to Noven, subject to the provisions set forth in Article 4.3 hereof, a fee equal to
(i) *** of RPR's and its Affiliates' and Sublicensees' Net Revenues from sales of the Progestin Product and the Combination Product in each of the United States of America and Japan for a period of thirty-six (36) months from the date of first commercial sale of the Progestin Product or the Combination Product in such country and (ii) *** of RPR's and its Affiliates' and Sublicensees' Net Revenues from sales of the Progestin Product and the Combination Product in the United States of America and Japan following such thirty-six (36) month period. Subject to the provisions set forth in Article 4.3 hereof, the fee shall be equal to *** of RPR's and its Affiliates' and Sublicensees' Net Revenues from sales of the Progestin Product and the Combination Product in each country in the remainder of the Territory. In each case, this fee shall include compensation for the rights licensed to RPR hereunder and compensation for supplying pouched Progestin Product and pouched Combination Product meeting Standard Specifications, but in each case shall not include Noven's further Packaging Material Costs, which shall be paid by RPR in accordance with Articles
4.3 and 4.4 hereof. In each case, the relevant fee shall be calculated by: ***.

                  (b) The parties agree that as of the Restatement Date, all of the initial and development payments previously set forth in and due to Noven under this License Agreement have been paid, except for ***.

         4.3 MINIMUM AND MAXIMUM FEE.

                  (a) Notwithstanding anything else to the contrary in this License Agreement, but subject to any adjustments pursuant to Articles 4.3(b),
(c) and (e), the fees to be paid pursuant to Articles 4.1 and 4.2(a) shall be
***.

                  (b) On July 1 of each year during the term of this License Agreement, the minimum and maximum fees set forth in Article 4.3(a) shall be adjusted pursuant to the Producer Price Index for finished goods published by the U.S. Department of Labor, Bureau of Labor Statistics (hereafter referred to as the "Index"). The minimum and the maximum applicable after each such




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adjustment shall be determined by multiplying the minimums and maximums set forth in Article 4.3(a), by a fraction, the numerator of which shall be value of the Index set forth in this Article 4.3(b) for the month and year in which the computation is made, and the denominator of which shall be the value of the Index on January 1, 1999. Should the publication of said Index be discontinued by said U.S. Department of Labor, then such other indexes as may be published by said Department most nearly approaching said discontinued Index shall be used in determining the adjustment hereunder. Should said Department discontinue the publication of any such index, then such index as may be published by another United States governmental agency, as most nearly approximating the Index, shall govern and be substituted as the Index hereunder.

                  (c) Notwithstanding the foregoing, if Noven's Cost of any Licensed Product increases at a rate greater than the rate of increase of said Index, or if RPR's weighted average gross margin computed excluding samples and sales at or below cost for any Licensed Product *** with respect to any country, then RPR and Noven shall negotiate in good faith *** with respect to the affected Licensed Product and the country or countries involved. In the absence of the parties being able to reach a mutually satisfactory agreement, Noven shall grant to RPR a non-exclusive license to make, have made, use, sell and have sold such Licensed Product under Confidential Information relating to the Licensed Products, including Noven's Technology, Noven's Patent Rights and any other patents, know-how, improvements, development studies and other information, and any trademarks related to the Licensed Products and owned by Noven, for a royalty of ***.

         (d) INTENTIONALLY OMITTED.

                  (e) During the term of this License Agreement, the parties shall work together to maximize the efficiency of the manufacturing processes and to minimize the Cost of the Licensed Products. To the extent economic benefits result from such efforts ***.

         4.4 PAYMENTS. With respect to each Licensed Product, the fees provided for in Articles 4.1 and 4.2(a) shall be payable in immediately available funds as follows:

                  (a) With respect to Estrogen Product, ***, shall be due and payable within thirty (30) days of RPR's receipt of Noven's invoice for such Licensed Product. With respect to Combination Product, RPR shall make the following payments to Noven in immediately available funds, in each case within thirty (30) days of RPR's receipt of Noven's invoice for such Licensed Product:
(i) for Combination Product shipped to RPR for sale in the United States, ***; and (ii) for Combination Product shipped to RPR for sale outside of the United States, ***.

                  (b) The parties agree that the transfer price for Combination
Product: ***.

                  (c) The remainder of any payment due under Article 4.1 hereof shall be due and payable within sixty (60) days of the end of each semi-annual calendar period (i.e., January 1 to June 30 and July 1 to December 31) in which RPR, its Affiliates or Sublicensees invoice for such Licensed Product. For each country in which RPR, its Affiliates or Sublicensees invoice for Combination




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Product, (i) if the amount paid by RPR for Licensed Products shipped in such semi-annual period is greater than the amount due under Article 4.2(a) hereof (including the amount due for Packaging Material Costs for such semi-annual period), RPR shall invoice Noven for such difference within sixty (60) days of the end of the semi-annual calendar period and Noven shall pay the amount of such invoice within thirty (30) days of its receipt of RPR's invoice; and (ii) if the amount paid by RPR for Licensed Products shipped in such semi-annual period is less than the amount due under Article 4.2(a) hereof (including the amount due for Packaging Material Costs for such semi-annual period), RPR shall pay such difference within sixty (60) days after the end of the semi-annual calendar period.

                  (d) The price for samples and placebos provided for in Article
4.5 shall be payable in immediately available funds within thirty (30) days of RPR's receipt of Noven's invoice for such samples and placebos.

                  (e) Notwithstanding any other provision of this License Agreement, if RPR and Noven so agree, a sublicense agreement may provide that a Sublicensee of RPR shall pay Noven directly the applicable fees set forth in Articles 4.1 and 4.2(a) for the sales by such Sublicensee of Licensed Products. All calculation, adjustment and payment term provisions of this License Agreement shall be applicable to any such payments by a Sublicensee.

         4.5 SAMPLES AND PLACEBOS. Noven shall supply pouched samples and placebos (clearly labeled as samples or placebos) of Progestin Product and Combination Product as requested by RPR at a price of ***. Noven shall supply pouched samples and placebos of Estrogen Product (clearly labeled as samples or placebos) for Japan as requested by RPR at a price of ***.

         4.6 MINIMUM SALES. ***.

         4.7 CURRENCY. Fees and royalties based on sales in a currency other than United States dollars shall be converted to United States dollars at the closing spot rate for the purchase of United States dollars on the last business date of the calendar quarter for which payments are being accounted as published by the Chase Manhattan Bank, New York, or its successor.

         4.8 RECORDS.

                  (a) RPR, its Affiliates and Sublicensees shall keep complete and accurate records concerning sales of all Licensed Products on a product-by-product and country-by-country basis in accordance with generally accepted accounting principles applied on a consistent basis. At Noven's request and expense, such records shall be made available for examination by independent certified public accountants or auditors designated by Noven and approved by RPR, which approval shall not be unreasonably withheld.




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                  (b) Noven shall keep complete and accurate records concerning
Noven's production, packaging, assaying, and delivery of all Licensed Product supplied to RPR hereunder, including Noven's Costs. Such records shall be kept in accordance with generally accepted accounting principles applied on a consistent basis. At RPR's request and expense, such records shall be made available for examination by RPR or independent certified public accountants or auditors designated by RPR and approved by Noven, which approval shall not be unreasonably withheld.

         4.9 ONE ROYALTY. Only one royalty shall be paid on any sale of any Licensed Product, namely the sale by RPR, its Affiliate or Sublicensee to an unrelated third party.

         4.10 COMPULSORY LICENSE. RPR shall have the benefit of the royalty provided for in any compulsory license issued by Noven with respect to any Licensed Product in any country.

         4.11 PASS-THROUGH COMPENSATION. To the extent RPR or its Affiliates receive any up front, cash payment for a sublicense of any Licensed Product, RPR shall pay Noven: ***.

                               ARTICLE V - SUPPLY

         5.1 AGREEMENT TO SUPPLY. Noven shall supply, and RPR and at RPR's option up to five (5) designated Affiliates or Sublicensees of RPR shall purchase all of RPR's, its Affiliates' and Sublicensees' requirements of all Licensed Products. The Licensed Products shall be supplied and purchased according to the terms and conditions set forth in the Supply Agreement set forth in Exhibit C, which Exhibit C is attached hereto and incorporated herein by reference. Licensed Product, at RPR's option, shall be supplied in finished, packaged and labelled form or in bulk rolls.

         5.1A PACKAGING.

                  (a) Noven shall supply and deliver Licensed Product in finished, packaged form to such facilities as RPR shall designate. Noven shall perform manufacturing and packaging activities in accordance with the terms of this License Agreement, as amended, including the specifications attached hereto (as may be amended by the parties from time to time) and all applicable laws and regulations. The price for Licensed Product shall be as set forth in Articles 4.1, 4.2 and 4.5, and shall be ex works Noven's factory. Title to and risk of loss to the Licensed Product shall pass to RPR ex works Noven's factory, and RPR shall bear all costs and expenses for delivery of the Licensed Product, including, but not limited to, freight, insurance and duties.

                  (b) As set forth in Articles 4.4 and 4.5 hereof, the price per unit paid by RPR includes an amount for Packaging Material Costs. Commencing July 1, 1999, and each six months thereafter, Noven shall calculate its actual per unit Packaging Material Costs for the six-month period then ended. To the extent that Noven's actual per unit Packaging Material Costs exceeded the amount




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paid by RPR for such period, Noven shall invoice RPR for such difference and RPR shall pay such amount in immediately available funds within thirty (30) days of RPR's receipt of Noven's invoice. The parties agree that RPR shall reimburse Noven for the cost of all Packaging Materials purchased by Noven for use in packaging Licensed Product for supply to RPR, regardless of whether such Packaging Materials are actually used in packaging Licensed Product; provided that RPR shall not be responsible for reimbursing Noven for any Packaging Material Costs for Packaging Materials purchased by Noven in excess of the quantities required to meet RPR's forecast delivered pursuant to the Supply Agreement for the six months following the date of purchase by Noven. Without limiting the foregoing, RPR shall reimburse Noven for any Packaging Material Costs for Packaging Materials rendered unusable because of a change in RPR's labeling or packaging specifications or requirements.

         5.2 THE FACILITY. In order to enable Noven to manufacture the Licensed Products pursuant to this Article V and the attached Supply Agreement, the parties cooperated in good faith to provide for an appropriate Facility. Such Facility is owned by RPR and leased to Noven pursuant to a lease agreement negotiated between the parties in good faith.

         5.3 LEASE AGREEMENT TERMS. The Lease Agreement with respect to the Facility contains the following terms:

                  (a) the rent for the Facility is U.S. ***, payable in advance;

                  (b) the term of the lease coincides with the term of the Supply Agreement and is automatically renewed on the same terms by renewal of the Supply Agreement at the expiration of any term thereof; and

                  (c) the lease contains such other terms and conditions as were mutually agreed upon by Noven and RPR and consistent with the terms of the Supply Agreement, and includes a provision giving Noven the right to buy the Facility or equipment within the Facility or both at any time at RPR's net book value or, when fully depreciated, for U.S. $1.00.

         5.4 PRIORITY. In manufacturing at the Facility, Noven shall give priority to RPR's and its Affiliates' and permitted Sublicensees' requirements for the Licensed Products.

         5.5 ADDITIONAL DOCUMENTS. Noven shall, upon request from RPR, execute from time to time reasonable documents to establish and affirm RPR's ownership of the Facility.





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                              ARTICLE VI - PATENTS

         6.1 NOVEN INVENTIONS. If Noven (through its employees, agents or consultants) makes or conceives any inventions or discoveries in the course of the work to be performed by it pursuant to this License Agreement, Noven shall own such inventions and discoveries and they shall become part of Noven's Technology and be subject to the terms of this License Agreement. Noven shall file and pursue all patent applications requested by RPR in its name and at RPR's expense as to any national filings and country designation fees and at Noven's expense as to any PCT filings. Any patents so obtained shall be owned by Noven and become part of Noven's Patent Rights and be subject to the terms of this License Agreement. Any patent applications or patents issuing therefrom for which RPR does not pay all expenses in accordance with this Article VI shall not be included in Noven's Patent Rights and shall not be licensed hereunder. Any expenses borne by RPR hereunder shall be deducted from any fees due under
Article 4.1 and Article 4.2(a) based on sales of Licensed Products in an amount of up to 5% of such fees until the total patent expenses incurred by RPR hereunder are reimbursed.

         6.2 JOINT INVENTIONS. If Noven and RPR jointly (through their respective employees, agents or consultants) make or conceive any inventions or discoveries in the course of the work to be performed pursuant to this License Agreement, RPR and Noven shall have joint ownership of such inventions or discoveries and any patent applications and patents obtained thereon, and RPR shall pay all costs and expenses of obtaining and maintaining such patent rights, provided, however, that in each affected country one-half (1/2) of all such expenses paid by RPR shall be credited against one-half (1/2) of any fees due under Article 4.1 and Article 4.2(a) with respect to such country. RPR shall have the sole right to decide what patent rights, if any, to apply for with respect to the joint inventions or discoveries described in this Article 6.2. RPR shall keep Noven fully and promptly informed with respect to patent rights, if any, that RPR elects to apply for, and Noven may, at its own expense, apply for and obtain patent protection in any country in which RPR does not elect to obtain such patent protection. Each party shall have full right to use, pursuant to the terms of this License Agreement, any discoveries, inventions or patent rights described in this Article 6.2.

         6.3 RPR INVENTIONS. If RPR (through its employees, agents or consultants) makes or conceives any inventions or discoveries in the course of the work to be performed by it pursuant to this License Agreement, RPR shall own such inventions or discoveries. Noven and its Affiliates shall have a royalty-free right to use throughout the world all such inventions and discoveries, and any patent rights that result from them, in connection with the Licensed Products and pursuant to and during the term of this License Agreement.

         6.4 NOTICE OF POSSIBLE INFRINGEMENT OR UNAUTHORIZED USE. Each party shall promptly notify the other following the discovery of any infringement or unauthorized use of the other party's intellectual property rights used in the development, manufacture or marketing of Licensed Products which may come to its attention. The party whose rights are infringed shall determine within sixty
(60) days following such notice whether to prosecute the alleged infringement and whether to enforce its intellectual property rights against the alleged




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infringer. If the party whose rights are infringed determines to prosecute the infringement, that party shall bear the costs and expenses of the prosecution. Should the party whose rights are infringed fail to determine whether to prosecute within the sixty-day period set forth above, or determine not to initiate any action against the alleged infringer, the other party shall have the right to initiate any action at its own expense. In the event either party brings an action pursuant to this Article 6.4, the other party shall provide the party bringing such action with reasonable assistance at the prosecuting party's expense. Any recovery from any such action shall first be applied in satisfaction of expenses and legal fees incurred by the party bringing the action, and any balance remaining from any such recovery shall be divided between the parties according to their respective damages sustained in connection with the infringement.

         6.5 NOTICE OF POSSIBLE THIRD PARTY INFRINGEMENT. Either party shall notify the other promptly in the event of the receipt of notice of any action, suit or claim alleging infringement of any intellectual property rights held by a third party, which relates to Licensed Products or Noven's Patent Rights or Noven's Technology.

                    ARTICLE VII - CONFIDENTIALITY OBLIGATIONS

         7.1 CONFIDENTIALITY.

                  (a) Except as specifically authorized by this License Agreement, each party shall, for the term of this License Agreement and for ten
(10) years after its expiration or termination, keep confidential, not disclose to others and use only for the purposes authorized herein, any and all data, information, and know-how including Noven's Technology, (collectively "Confidential Information") received from the other party prior to or under this License Agreement; provided, however, that the foregoing obligations shall not apply to the extent that such information is (i) already known to the recipient at the time of disclosure as evidenced by competent proof; (ii) publicly known prior to or after disclosure other than through unauthorized acts or omissions of the recipient; or (iii) disclosed in good faith to the recipient by a third party entitled to make such disclosure.

                  (b) Notwithstanding the foregoing, the recipient may disclose Confidential Information to (i) government agencies to the extent such information is reasonably necessary or required to obtain approval to market Licensed Product; and (ii) vendors, contractors and clinical investigators having a need to know, but only if (1) such disclosure to vendors, contractors and clinical investigators is in accordance with a written agreement imposing essentially the same obligations of confidentiality on such party as is imposed on the recipient hereunder and a copy of such agreement is provided to the other party to this License Agreement prior to such disclosure, and (2) adequate notice is given to the other party to this License Agreement prior to disclosure to any governmental agency (except in connection with an NDA or IND) so that such other party may seek a protective order or other appropriate remedy concerning any such disclosure. Notwithstanding the foregoing, RPR shall have the right to use and disclose after the year 2010 Noven's Technology existing on the Original Execution Date and the right to use and disclose data generated after the Original Execution Date, twenty (20) years after its generation; provided that this License Agreement expires by its normal terms, as set forth under Article 8.1 hereof.




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                       ARTICLE VIII - TERM AND TERMINATION

         8.1 TERM.

                  (a) This License Agreement shall take effect as of the Original Execution Date and continue in full force and effect in each country throughout the Territory until the date of expiration of the last to expire of Noven's Patent Rights in such country.

                  (b) In countries where Noven has no Patent Rights, the term of this License Agreement shall be for fifteen (15) years from the date of first commercial sale in such country. Termination of this License Agreement shall take place on a country-by-country basis.

                  (c) Upon expiration of this License Agreement pursuant to this
Article 8.1 in any country, RPR shall have the right to elect to renew this License Agreement for successive five-year terms by giving Noven written notice of its intention to do so prior to the end of any such term; provided, however, that in the event of any such renewal the parties will negotiate in good faith the fees provided for in Articles 4.1 and 4.2(a) to take account of the expiration of the applicable patents. In addition, RPR shall have the option to terminate this License Agreement as to the United States on the expiration of the first to expire of any patent of the United States of America included under Noven's Patent Rights, and such termination shall be considered a termination by Noven under Article 8.2(a) for purposes of Article 8.3 hereof.

                  (d) Notwithstanding any other provision of this License Agreement, for those countries within the European Economic Area, any pure know-how license granted hereunder under Noven's Technology will remain exclusive only for a period of ten (10) years following the first sale of a Licensed Product in any country within the European Economic Area, and following the expiration of such ten-year period, the license to the applicable know-how under the Noven Technology shall automatically convert to a non-exclusive license to use, sell or otherwise dispose of such Licensed Product in the European Economic Area for the remainder of the term; provided, however, that in such event the parties will negotiate in good faith the fees provided for in
Article 4.2(a), to take account of the non-exclusive nature of the license in the European Economic Area.

         8.2 TERMINATION.

                  (a) If either RPR or Noven should fail to discharge fully and promptly any of its material obligations under this License Agreement, including but not limited to the Supply Agreement attached as Exhibit C, and including its obligation to make payments, and should such party failing to discharge any of its material obligations fail to cure such failure within thirty (30) days in the case of failure to make payments or within sixty (60) days for other failures after notice in writing thereof by the other party, which period to




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cure may be extended for up to thirty (30) days, upon written request, if such additional time is reasonably necessary to effect such cure and provided that such party is using diligent effort to pursue such cure, this License Agreement can thereupon be terminated at the other party's option upon receipt of notice to that effect.

                  (b) Either party hereto may terminate this License Agreement with immediate effect in the event that any proceeding under a Bankruptcy Act or any insolvency, receivership or dissolution proceeding is filed against the other party and such proceeding is not dismissed within sixty (60) days after the filing thereof.

                  (c) Either party may terminate this License Agreement with immediate effect with respect to any Licensed Product that is permanently and completely withdrawn from all markets in the Territory for serious adverse health or safety reasons.

                  (d) With respect to each Licensed Product, Noven shall have the right to terminate this License Agreement at any time upon thirty (30) days' notice in any country of the Territory in which RPR, its Sublicensee, or an RPR Affiliate that RPR controls, markets, sells or distributes any transdermal product that is identical or substantially similar to such Licensed Product, unless RPR shall effect cessation of such activity or divestiture of such Affiliate, or take action towards such cessation or such divestiture within 6 months of the commencement of such activity or RPR's acquisition of such Affiliate; provided, however, that this right of termination does not apply (i) with respect to the countries in the European Economic Area, (ii) ***. During the term of this Agreement, if RPR or any RPR Affiliate (that RPR controls) or Sublicensee markets, sells or distributes any transdermal product that is identical or substantially similar to a particular Licensed Product in a country within the European Economic Area, then Noven, with regard to such country, shall have the right to convert the license granted under Article 3 with respect to such Licensed Product to a non-exclusive license; provided, however, that this right shall not apply: ***.

                  (e) Either party shall have the right to terminate this License Agreement upon the occurrence of the right to terminate under a force majeure event described in Article 12.4 or at any time upon thirty (30) days' notice as to any affected country of the Territory and any affected Licensed Product in the absence of an agreement under Article 4.3(e) hereof.

         8.3 RIGHTS UPON TERMINATION.

                  (a) Upon expiration of this License Agreement with respect to any Licensed Product in any country or termination of this License Agreement with respect to any Licensed Product in any country by Noven pursuant to Article 8.2(a), (b) or (d), all information and data relating solely to such Licensed Product for such country, including but not limited to Noven's Technology, and information obtained from, incorporating or based on Noven's Technology, shall be returned to Noven, and RPR, its Affiliates and Sublicensees shall make no further use of the same with respect to such Licensed Product and such country, and shall (i) assign to Noven or its designee all INDs and NDAs relating to such




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Licensed Product in such country; (ii) have no further right or license to
Noven's Technology or Patent Rights with respect to such Licensed Product in such country; and (iii) reasonably cooperate with Noven in connection with the transfer of data, registrations and applications related to such Licensed Product in such country. ***.

                  (b) Upon termination of this License Agreement by RPR for any reason provided for in Articles 8.2(a) or 8.2(b) hereof, then, in addition to any other rights and remedies which may be available to RPR, Noven shall: (1) grant RPR a license to make, have made, use, sell and have sold, the Licensed Products under all confidential information relating to the Licensed Products, including Noven's Technology, Noven's Patent Rights and any other patents, know-how, improvements, development studies and other information, and any trademarks relating to the Licensed Products and owned by Noven, for a royalty of ***; provided, upon expiration of the various patents, this royalty shall be reviewed in good faith by the parties to reflect the patent's expiration; and
(2) assure RPR an adequate, uninterrupted supply of the Licensed Products by either (A) returning to RPR all Noven's rights to the Facility, upon RPR's reimbursing Noven for Noven's net book value of its investment for the funding, construction and equipment of the Facility in accordance with the funding and construction provisions of this License Agreement prior to the Restatement Date; or (B) otherwise providing RPR with adequate access to, and rights to use, the Facility to permit RPR, in RPR's reasonable judgment, to manufacture sufficient quantities of the Licensed Products to meet RPR's demand.

                  (c) Upon termination of this License Agreement by RPR or Noven under 8.2(e), RPR's sole remedy shall be to make, have made, use, sell and have sold, the Licensed Products under all Confidential Information relating to the Licensed Products, including Noven's Technology, Noven's Patent Rights and any other patents, know-how, improvements, development studies and other information, and any trademarks relating to the Licensed Products and owned by Noven, for a royalty of ***.

                          ARTICLE IX - NOVEN WARRANTIES

         9.1 OWNERSHIP. Noven represents and warrants that, to the extent the same is confidential, it has developed and has the right to license Noven's Technology and that it owns all right, title and interest in Noven's Patent Rights, as set forth in Exhibit A.

         9.2 RIGHT TO ENTER AGREEMENT. Noven represents and warrants that it has the right to enter into this License Agreement, and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, materially inconsistent with this License Agreement.

         9.3 PRODUCT WARRANTY. Noven represents and warrants that all Licensed Products manufactured by Noven in the form delivered to RPR for use in the United States of America shall be manufactured in accordance with and conform to the specifications for such Licensed Product set forth in Exhibit B, all requirements set forth in any NDA or IND pertaining to such Licensed Product, including but not limited to requirements relating to composition, purity,




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appearance and stability and shall be capable of maintaining such until any expiration date for such Licensed Product, and all applicable laws and regulations relating to the manufacture and packaging of such Licensed Product, including but not limited to, Sections 501, 502 and 505 of the Federal Food, Drug and Cosmetic Act, as amended from time to time.

         9.4 FOREIGN PRODUCT WARRANTY. Noven represents and warrants that Licensed Products supplied by Noven for sale in any country other than the United States shall conform with the standards and specifications and all applicable laws and regulations applicable with respect to such country and shall be manufactured in a facility approved for that purpose by the proper authorities of such country to the extent RPR specifically notifies Noven of the applicable standards, specifications, laws and regulations.

         9.5 PATENT INFRINGEMENT WARRANTY. Noven represents and warrants, that to its actual and present knowledge, no United States patent contains any claims which cover any Licensed Product now being clinically tested by Noven.

         9.6 PRODUCT WARRANTY. RPR represents and warrants that, in the event it ever exercises any contingent right to manufacture Licensed Product granted hereunder, all Licensed Products manufactured by RPR shall be manufactured in accordance with and conform to the specifications for such Licensed Product, all requirements set forth in any NDA or IND pertaining to such Licensed Product, including but not limited to requirements relating to composition, purity, appearance and stability and shall be capable of maintaining such until any expiration date for such Licensed Product, and all applicable laws and regulations relating to the manufacture and packaging of such Licensed Product, including but not limited to, Sections 501, 502 and 505 of the Federal Food, Drug and Cosmetic Act, as amended from time to time and the equivalent thereof in foreign countries.

                           ARTICLE X - INDEMNIFICATION

         10.1 INDEMNITY. Each party shall indemnify, defend, release and hold the other party and its affiliates, subsidiaries, successors, officers and directors harmless against any and all third party claims, suits, actions or threats of action, liabilities, settlement amounts, expenses or costs, including without limitation reasonable attorneys' fees and costs, which result from or arise out of any breach of the representations and warranties of such party set forth under Article IX of this License Agreement.

         10.2 INDEMNITY PROCEDURE. Upon receiving notice of any claim or suit under Article 10.1 hereof, the indemnified party shall immediately notify the indemnifying party and shall allow the indemnifying party, its insurer or both the opportunity to assume direction and control of the defense of such claim, including without limitation, the settlement thereof at the sole option of the indemnifying party or its insurer. The indemnified party agrees to cooperate with the indemnifying party in the conduct of any negotiations, dispute resolution or litigation of any such claim or suit; and the indemnifying party shall inform the indemnified party of the progress of the claim or suit at such times and in such manner as is reasonable under the circumstances.




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         10.3 INSURANCE. To the extent each party has such insurance for the applicable term of this License Agreement, such party agrees to make the other party a named insured under its product liability insurance and clinical trial/malpractice insurance.

                            ARTICLE XI - ARBITRATION

         11.1 ARBITRATION. Any claim or controversy arising between the parties hereto in connection with this License Agreement or the breach thereof which cannot be settled satisfactorily by correspondence or by mutual conference or conciliation shall be determined by arbitration in New York, New York, by three arbitrators in accordance with the then prevailing rules of the American Arbitration Association upon the request by either party. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         11.2 NOTIFICATION OF BREACH. In the event one party notifies the other party of a breach of this License Agreement, and such breach is not cured within the applicable grace period, such other party shall have the right within said sixty (60) day period to bring such dispute to arbitration.

                           ARTICLE XII - MISCELLANEOUS

         12.1 RELATIONSHIP OF PARTIES. The parties hereto have the relationship of independent contractors, and neither party shall enter into any agreements, understandings or commitments on behalf of the other party without the other party's express permission in writing.

         12.2 INSPECTION OF FACILITIES. At any time during the term of this License Agreement and any extension thereof, RPR may from time to time during normal working hours have employees of its choosing visit and inspect the facilities of Noven and the Facility, and may discuss with Noven employees the progress of projects under development by Noven.

         12.3 ENTIRE AGREEMENT. This License Agreement represents the entire understanding between the parties with respect to the matters set forth herein and supersedes any and all previous understandings, both oral and written, with respect to the subject matter hereof, except for the Rorer Group Agreement as amended. The terms, conditions and provisions of this License Agreement shall prevail over any inconsistent statements, terms, conditions or provisions contained in any document passing between the parties hereto including, but not limited to, any acknowledgment, confirmation or notice. This License Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing designated as an amendment, supplement or modification which is signed by both parties hereto.

         12.4 FORCE MAJEURE. If the performance of this License Agreement or any obligation reasonably related thereto is prevented or hindered, by reason of any cause beyond the reasonable control of the affected party, including, but not limited to, fire, flood, riot, strikes or any governmental action, then the party so affected, upon notice to the other party, shall be excused from such




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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


performance, provided that the party so affected shall use diligent effort to avoid or remove such cause or causes of non-performance and shall continue to perform thereunder with the utmost dispatch whenever such cause or causes are removed. If, as a result of any such action, the performance of this License Agreement is prevented for a continuous period of one hundred eighty (180) days, either party shall have the right to terminate this License Agreement as to the country or countries involved by providing the other party with written notice of termination.

         12.5 SEVERABILITY. If any provision of this License Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this License Agreement, and this License Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         12.6 ASSIGNMENT. All of the terms and provisions of this License Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties. This License Agreement, or any rights thereunder, shall not be sold, assigned, transferred or encumbered by either party without first obtaining the consent of the other party in writing, provided that RPR may assign or transfer any of its rights and obligations to any of its Affiliates and to any successors or assigns of that part of its business to which the subject matter of this License Agreement is related.

         12.7 GOVERNING LAW. This License Agreement shall be interpreted in accordance with and governed by the laws of the State of New York, without references to the conflict of law rules. Both parties forever waive any defense or claim that New York law cannot be validly applied to this License Agreement.

         12.8 NOTICES. Any notice or report required or permitted hereunder shall be given in writing, hand delivered or by registered or certified mail, to the following addresses:

                  (1)               Noven Pharmaceuticals, Inc.
                                    11960 Southwest 144th Street
                                    Miami, Florida 33186
                                    Attention: President

With a copy to:                     Noven Pharmaceuticals, Inc.
                                    11960 Southwest 144th Street
                                    Miami, Florida 33186
                                    Attention: General Counsel





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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


                  (2)               Rhone-Poulenc Rorer Pharmaceuticals Inc.
                                    500 Arcola Road
                                    Collegeville, Pennsylvania 19426
                                    Attention: President

With a copy to:                     General Counsel
                                    Rhone-Poulenc Rorer Pharmaceuticals Inc.
                                    500 Arcola Road
                                    Collegeville, Pennsylvania 19426

or to such other address or in care of such other person as hereafter shall be designated in writing by either party to the other, and shall be deemed to have been given as of the date of mailing.

         12.9 COUNTERPARTS. This License Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         12.10 PUBLICITY. Noven and RPR shall not issue any press release or other public statement regarding, or disclosing the existence of, this License Agreement without the prior written consent of the other party; provided, however, that Noven and RPR shall not be prevented from complying with any duty of disclosure it may have pursuant to law.




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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated License Agreement to be executed in duplicate and their seals to be hereunto affixed as of the day and year first written above.


                                  RHONE-POULENC RORER PHARMACEUTICALS INC.



                                  By: /s/ John R. Leone
                                      -----------------------------------------
                                      John R. Leone
                                      Senior Vice President and General Manager



                                  NOVEN PHARMACEUTICALS, INC.


                                  By: /s/ Robert C. Strauss
                                      -----------------------------------------
                                      Robert C. Strauss
                                      President and Chief Executive Officer






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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT A

                              NOVEN'S PATENT RIGHTS

                                      ***










                                      A-1
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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


            EXHIBIT "B" TO THE AMENDED AND RESTATED LICENSE AGREEMENT
                BETWEEN RHONE-POULENC RORER PHARMACEUTICALS INC.
                         AND NOVEN PHARMACEUTICALS, INC.

                             STANDARD SPECIFICATIONS

                                       ***

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


           EXHIBIT "C" TO THE AMENDED AND RESTATED LICENSE AGREEMENT
                BETWEEN RHONE-POULENC RORER PHARMACEUTICALS INC.
                         AND NOVEN PHARMACEUTICALS, INC.

                                SUPPLY AGREEMENT



                                      C-1